Skoda. Minotti & Co.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS
AND BOARD OF DIRECTORS
NEWGEN TECHNOLOGIES, INC.

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-133457 of NewGen Technologies, Inc. on Form SB-2 of our report dated March 30, 2007 relating to the consolidated financial statements that appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

SKODA, MINOTTI & CO.

Skoda, Minotti & Co.

August 10, 2007

6685 Beta Drive Mayfield Village, OH 44143 Phone: (440) 449-6800 Fax: (440) 646-1615 www.skodaminotti.com